Exhibit 10.1

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER,

GOLDMAN SACHS MORTGAGE COMPANY

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of October 1, 2011

Series 2011-GC5

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of October 1,  2011, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (the “Purchaser”), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2011 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund (the “Trust Fund”).  For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File.   The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), subject to the rights of the other holders of interests in a Companion Interest, all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (and, in any event, excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, subject to the rights of the other holders of interest in a Companion Interest, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Purchaser will sell the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of September 22, 2011 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of September 22, 2011 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  As the purchase price for the Mortgage

Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $1,057,922,852.56, plus accrued interest on the Mortgage Loans from and including October 1, 2011 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor).  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-off Date.   From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Note shall be transferred to the Trustee subject to and in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements in such manner as the Seller may determine in its sole discretion.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.  Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.  The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Certificate Administrator) on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser to the Custodian with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)           The Seller shall deliver to the Master Servicer within 10 Business Days after the Closing Date a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments are allocable to each Mortgage Loan); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

SECTION 4     Treatment as a Security Agreement.   Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.    The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-2 and UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement.  All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Certificate Administrator (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and the holders of any related Companion Loans.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents;

(c)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC Financial File and the CREFC Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(d)           if during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer, and if the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated September 22, 2011 relating to the Public Certificates, the annexes and exhibits thereto and the DVD delivered therewith (collectively, the “Public Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Underwriters and the Depositor. If as a result of any such event the Underwriters’ legal counsel determines that it is necessary to amend or supplement the Public Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Public Offering Documents are delivered to a purchaser, not misleading, or to make the Public Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Underwriters, such amendments or supplements to the Public Offering Documents as may be necessary so that the statements in the Public Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Public Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law.  (All terms under this clause (d) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of September 22, 2011, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”)); and

(e)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Seller’s name on Exhibit V and Exhibit W to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

SECTION 6     Representations and Warranties.

(a)           The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)            The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)           The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller; and

(vii)         The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)           The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Closing Date or other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)           Pursuant to the Pooling and Servicing Agreement, if any party thereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), such party is required to give prompt written notice thereof to the Seller.

(e)           Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Mortgage Loan or the interests of the Certificateholders therein (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller.  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions, not later than 90 days from any party discovering such Material Document Defect or Material Breach provided the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer, for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or the interest thereby represented in any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of an REO Property, to the related REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period; and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date.  Any such repurchase of a Mortgage Loan shall be on a servicing released basis.  The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a breach or a document defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (19) and (20) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a

Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(f)           In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents and Escrow Payments pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied.

(g)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement.  The Seller’s obligation to cure any breach or repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement.

(i)            The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal or (iv) the Seller rejects or disputes any Repurchase Request.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.   The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing.   The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the purchase price for the Mortgage Loans as contemplated by Section 1 of this Agreement.  The obligations of the

Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)           The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)           The Purchaser shall have received the following additional closing documents:

(i)            copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)           a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)          an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(iv)          a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date contain, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement satisfies the applicable requirements of Regulation AB.

(d)           The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement.  The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)           The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing.   The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10   Expenses.   The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related 8-K Information (as defined in the Underwriting Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Kaye Scholer LLP, as counsel to the Underwriters and the Initial Purchasers.

SECTION 11   Severability of Provisions.   If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12   Governing Law.   THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13   Waiver of Jury Trial.   THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14   Submission to Jurisdiction.   EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

SECTION 15   No Third-Party Beneficiaries.   The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.

SECTION 16   Assignment.   The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.  The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns.  Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

  SECTION 17   Notices.   All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number (212) 428-1439, with a copy to Gary Silber, fax number (212) 493-9003, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Goldman Sachs Mortgage Company, 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number (212) 428-1439, with a copy to Gary Silber, fax number (212) 493-9003, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18   Amendment.   This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19   Counterparts.   This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20   Exercise of Rights.   No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21   No Partnership.   Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22   Miscellaneous.   This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23   Further Assurances.   The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II

By:	/s/ J. Theodore Borter
Name: J. Theodore Borter
Title: President

GOLDMAN SACHS MORTGAGE COMPANY

By:	Goldman Sachs Real Estate Funding Corp., its General Partner

By:	/s/ Daniel Bennett
Name: Daniel Bennett
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

GSMS 2011-GC5 Goldman Sachs Mortgage Loan Schedule

Control		Loan						Cut-Off Date
Number	Footnotes	Number	Property Name	Address	City	State	Zip Code	Balance ($)
1		8YBBV2	Park Place Mall	5870 East Broadway Boulevard	Tucson	Arizona	85711	198,914,881
3		6P0VX4	Copper Beech Portfolio					119,502,551
3.01		6P0VX4-1	CBTC 28 Harrisonburg	410 Copper Beech Circle	Harrisonburg	Virginia	22801
3.02		6P0VX4-2	CBTC 26 Morgantown	200 Tupelo Drive	Morgantown	West Virginia	26508
3.03		6P0VX4-3	CBTC 29 San Marcos	1701 Mill Street	San Marcos	Texas	78666
3.04		6P0VX4-4	CBTC 3 IUP	120-180 South 8th Street, 719 Philadelphia Street and 116-126 South 5th Street	Indiana	Pennsylvania	15701
4		6P5CK2	Hyatt Regency Boston	1 Avenue de Lafayette	Boston	Massachusetts	02111	94,683,253
5	1	8Y68I6	Parkdale Mall & Crossing	6155 Eastex Freeway, Eastex Freeway & Dowlen Road	Beaumont	Texas	77706	94,003,560
7		6P2204	Museum Square	5757 Wilshire Boulevard	Los Angeles	California	90036	58,400,000
8		8YAA45	Cole Portfolio					46,670,000
8.01		8YAA45-1	Volusia Square	2455 West International Speedway Boulevard	Daytona Beach	Florida	32114
8.02		8YAA45-2	Shoppes at Port Arthur	8825 Memorial Boulevard	Port Arthur	Texas	77640
8.03		8YAA45-3	CVS - Jacksonville	4893 Town Center Parkway	Jacksonville	Florida	32246
8.04		8YAA45-4	CVS - Lawrence	4841 Bauer Farm Drive	Lawrence	Kansas	66049
8.05		8YAA45-5	CVS (Ground) - Dover	1030 Forrest Avenue	Dover	Delaware	19904
8.06		8YAA45-6	On the Border - Mesa	1710 South Power Road	Mesa	Arizona	85206
8.07		8YAA45-7	On the Border - Peoria	7873 West Bell Road	Peoria	Arizona	85382
8.08		8YAA45-8	Chili’s	53 International Drive South	Flanders	New Jersey	07836
8.09		8YAA45-9	On the Border - Kansas City	8340 NW Roanridge Road	Kansas City	Missouri	64151
8.10		8YAA45-10	Ulta	1151 Vann Drive	Jackson	Tennessee	38305
8.11		8YAA45-11	Tractor Supply - Nixa	525 West Northview Road	Nixa	Missouri	65714
8.12		8YAA45-12	Tractor Supply - Hamilton	4525 Hamilton Middletown Road	Liberty Township	Ohio	45011
8.13		8YAA45-13	Macaroni Grill	51 International Drive South	Flanders	New Jersey	07836
8.14		8YAA45-14	O’Reilly Auto Parts - San Antonio	9811 Potranco Road	San Antonio	Texas	78251
8.15		8YAA45-15	O’Reilly Auto Parts - Christiansburg	1275 Roanoke Street	Christiansburg	Virginia	24073
8.16		8YAA45-16	O’Reilly Auto Parts - Houston	12421 Tidwell Road	Houston	Texas	77044
8.17		8YAA45-17	O’Reilly Auto Parts - Highlands	506 North Main Street	Highlands	Texas	77562
9		8YD966	Ashland Town Center	500 Winchester Avenue	Ashland	Kentucky	41101	41,931,395
10		6P1E45	AppleTree Business Park	2875 Union Road	Cheektowaga	New York	14227	37,890,537
11		8Y5QD9	Lake Buena Vista Factory Stores Phase I	15553 South Apopka Vineland Road	Orlando	Florida	32821	27,940,467
12		8Y79N2	Lake Buena Vista Factory Stores Phase II	15601 South Apopka Vineland Road	Orlando	Florida	32821	7,499,862
13		6PIEQ6	Champlain Centre	60 Smithfield Boulevard	Plattsburgh	New York	12901	34,812,036
16		6P1ER4	Courtyard and Residence Inn - Franklin					31,220,954
16.01		6P1ER4-1	Courtyard by Marriott	2001 Meridian Boulevard	Franklin	Tennessee	37067
16.02		6P1ER4-2	Residence Inn	2009 Meridian Boulevard	Franklin	Tennessee	37067
17		6P5C04	Rivercrest Realty Portfolio 2					26,843,957
17.01		6P5C04-1	Northpointe Commons	10060 Two Notch Road	Columbia	South Carolina	29223
17.02		6P5C04-2	Highlands Square	88-210 Highlands Square Drive	Hendersonville	North Carolina	28792
17.03		6P5C04-3	Ridgeview Plaza	4001 College Avenue	Bluefield	Virginia	24605
17.04		6P5C04-4	East River Plaza	201 Greasy Ridge Road	Princeton	West Virginia	24739
22		8YBHE4	Oaks Apartments	160 Peaceful Lane	Sanford	North Carolina	27330	19,151,133
23		8YCAS8	White Marlin Mall	12641 Ocean Gateway	Ocean City	Maryland	21842	18,921,909
25		8YDGE1	Arbor Park Shopping Center	17700 and 17750 North US Highway 281	San Antonio	Texas	78232	16,776,896
27		8YDDV6	Hilton Suites Lexington Green	245 Lexington Green Circle	Lexington	Kentucky	40503	15,680,431
29		8YAZ97	Houston Design Center	7026 Old Katy Road	Houston	Texas	77024	14,911,998
33		6P1M95	Holiday Inn Express Anchorage	4411 Spenard Road	Anchorage	Alaska	99517	13,645,977
35		8YA9R6	Courtyard and Residence Inn - Southaven					13,466,094
35.01		6P1ER4-2	Residence Inn	7165 Sleepy Hollow Drive	Southaven	Mississippi	38671
35.02		6P1ER4-1	Courtyard by Marriott	7225 Sleepy Hollow Drive	Southaven	Mississippi	38671
37		8YCBV0	Southpark Office Building	5015 South Interstate Highway 35	Austin	Texas	73301	13,000,000
38		8YDDB0	Albuquerque Hilton Garden Inn	6510 Americas Parkway	Albuquerque	New Mexico	87110	12,516,586
40		6P14E4	Branhaven Plaza	1025-91 West Main Street	Branford	Connecticut	06405	11,948,206
41		8Y97X8	Plaza at Cottonwood	10260 Coors Bypass Northwest	Albuquerque	New Mexico	87114	11,945,124
42		8YAWB5	ARCT Wal-Mart & Sam’s Portfolio					11,500,000
42.01		8YAWB5-1	Wal-Mart Supercenter	3700 East Main Street	Blytheville	Arkansas	72315
42.02		8YAWB5-2	Sam’s Club	596 & 598 Bobby Jones Expressway	Augusta	Georgia	30907
44		8YDEF0	Embassy Suites - Tempe	4400 South Rural Road	Tempe	Arizona	85282	10,949,870
46		8Y7XG0	Alhambra Renaissance Center	1-21 East Main Street	Alhambra	California	91801	10,444,644
54		6P14X2	Hampton Inn - Colorado Springs South	2910 Geyser Drive	Colorado Springs	Colorado	80906	8,428,777

	1
Parkdale Mall & Crossing Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property.  One appraisal with an Appraisal Date of January 12, 2011 was performed.  Two separate environmental phase I reports were done and are both dated February 10, 2011.  Two separate engineering reports were done and are both dated February 1, 2011.

GSMS 2011-GC5 Goldman Sachs Mortgage Loan Schedule
				Original	Remaining		Remaining
Control		Loan		Mortgage	Term To		Amortization Term	Subservicing	Servicing	Mortgage
Number	Footnotes	Number	Property Name	Loan Rate (%)	Maturity / ARD (Mos.)	Maturity Date	(Mos.)	Fee Rate (%)	Fee Rate (%)	Loan Seller
1		8YBBV2	Park Place Mall	5.18000%	115	5/6/2021	355	0.00000%	0.07000%	GSMC
3		6P0VX4	Copper Beech Portfolio	5.45000%	56	6/6/2016	356	0.00000%	0.07000%	GSMC
3.01		6P0VX4-1	CBTC 28 Harrisonburg
3.02		6P0VX4-2	CBTC 26 Morgantown
3.03		6P0VX4-3	CBTC 29 San Marcos
3.04		6P0VX4-4	CBTC 3 IUP
4		6P5CK2	Hyatt Regency Boston	5.00850%	57	7/6/2016	357	0.00000%	0.07000%	GSMC
5	1	8Y68I6	Parkdale Mall & Crossing	5.85000%	113	3/6/2021	293	0.00000%	0.07000%	GSMC
7		6P2204	Museum Square	4.93000%	116	6/6/2021	0	0.00000%	0.07000%	GSMC
8		8YAA45	Cole Portfolio	5.92300%	115	5/6/2041	0	0.00000%	0.07000%	GSMC
8.01		8YAA45-1	Volusia Square
8.02		8YAA45-2	Shoppes at Port Arthur
8.03		8YAA45-3	CVS - Jacksonville
8.04		8YAA45-4	CVS - Lawrence
8.05		8YAA45-5	CVS (Ground) - Dover
8.06		8YAA45-6	On the Border - Mesa
8.07		8YAA45-7	On the Border - Peoria
8.08		8YAA45-8	Chili’s
8.09		8YAA45-9	On the Border - Kansas City
8.10		8YAA45-10	Ulta
8.11		8YAA45-11	Tractor Supply - Nixa
8.12		8YAA45-12	Tractor Supply - Hamilton
8.13		8YAA45-13	Macaroni Grill
8.14		8YAA45-14	O’Reilly Auto Parts - San Antonio
8.15		8YAA45-15	O’Reilly Auto Parts - Christiansburg
8.16		8YAA45-16	O’Reilly Auto Parts - Houston
8.17		8YAA45-17	O’Reilly Auto Parts - Highlands
9		8YD966	Ashland Town Center	4.90000%	117	7/6/2021	357	0.00000%	0.07000%	GSMC
10		6P1E45	AppleTree Business Park	5.66600%	117	7/6/2022	357	0.00000%	0.07000%	GSMC
11		8Y5QD9	Lake Buena Vista Factory Stores Phase I	6.18150%	114	4/6/2021	354	0.02000%	0.07000%	GSMC
12		8Y79N2	Lake Buena Vista Factory Stores Phase II	6.18150%	114	4/6/2021	354	0.02000%	0.07000%	GSMC
13		6PIEQ6	Champlain Centre	5.22750%	115	5/6/2021	355	0.00000%	0.07000%	GSMC
16		6P1ER4	Courtyard and Residence Inn - Franklin	6.25000%	118	8/6/2021	358	0.00000%	0.07000%	GSMC
16.01		6P1ER4-1	Courtyard by Marriott
16.02		6P1ER4-2	Residence Inn
17		6P5C04	Rivercrest Realty Portfolio 2	5.83250%	118	8/6/2021	358	0.00000%	0.07000%	GSMC
17.01		6P5C04-1	Northpointe Commons
17.02		6P5C04-2	Highlands Square
17.03		6P5C04-3	Ridgeview Plaza
17.04		6P5C04-4	East River Plaza
22		8YBHE4	Oaks Apartments	5.50000%	116	6/6/2021	356	0.00000%	0.07000%	GSMC
23		8YCAS8	White Marlin Mall	5.49000%	116	6/6/2021	356	0.04000%	0.05000%	GSMC
25		8YDGE1	Arbor Park Shopping Center	4.65000%	57	7/6/2016	357	0.00000%	0.07000%	GSMC
27		8YDDV6	Hilton Suites Lexington Green	5.15000%	56	6/6/2016	356	0.00000%	0.07000%	GSMC
29		8YAZ97	Houston Design Center	5.60000%	116	6/6/2021	296	0.05000%	0.05000%	GSMC
33		6P1M95	Holiday Inn Express Anchorage	6.10000%	117	7/6/2021	297	0.00000%	0.07000%	GSMC
35		8YA9R6	Courtyard and Residence Inn - Southaven	6.25000%	117	7/6/2021	357	0.00000%	0.07000%	GSMC
35.01		6P1ER4-2	Residence Inn
35.02		6P1ER4-1	Courtyard by Marriott
37		8YCBV0	Southpark Office Building	5.35300%	55	5/6/2016	0	0.00000%	0.07000%	GSMC
38		8YDDB0	Albuquerque Hilton Garden Inn	4.86850%	56	6/6/2016	296	0.00000%	0.07000%	GSMC
40		6P14E4	Branhaven Plaza	5.26000%	116	6/6/2021	356	0.00000%	0.07000%	GSMC
41		8Y97X8	Plaza at Cottonwood	5.95150%	115	5/6/2021	355	0.00000%	0.07000%	GSMC
42		8YAWB5	ARCT Wal-Mart & Sam’s Portfolio	4.18750%	55	5/6/2016	0	0.00000%	0.07000%	GSMC
42.01		8YAWB5-1	Wal-Mart Supercenter
42.02		8YAWB5-2	Sam’s Club
44		8YDEF0	Embassy Suites - Tempe	5.00000%	56	6/6/2016	356	0.00000%	0.07000%	GSMC
46		8Y7XG0	Alhambra Renaissance Center	6.22450%	114	4/6/2021	354	0.00000%	0.07000%	GSMC
54		6P14X2	Hampton Inn - Colorado Springs South	6.25000%	117	7/6/2021	357	0.00000%	0.07000%	GSMC

	1
Parkdale Mall & Crossing Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property.  One appraisal with an Appraisal Date of January 12, 2011 was performed.  Two separate environmental phase I reports were done and are both dated February 10, 2011.  Two separate engineering reports were done and are both dated February 1, 2011.

GSMS 2011-GC5 Goldman Sachs Mortgage Loan Schedule
Crossed With
Control		Loan		Other Loans	Anticipated		Companion Loan
Number	Footnotes	Number	Property Name	(Crossed Group)	Repayment Date	Revised Rate	Flag
1		8YBBV2	Park Place Mall	NAP
3		6P0VX4	Copper Beech Portfolio	NAP			Yes
3.01		6P0VX4-1	CBTC 28 Harrisonburg
3.02		6P0VX4-2	CBTC 26 Morgantown
3.03		6P0VX4-3	CBTC 29 San Marcos
3.04		6P0VX4-4	CBTC 3 IUP
4		6P5CK2	Hyatt Regency Boston	NAP
5	1	8Y68I6	Parkdale Mall & Crossing	NAP
7		6P2204	Museum Square	NAP
8		8YAA45	Cole Portfolio	NAP	5/6/2021	greater of (i) the initial interest rate plus 300 basis points and (ii) the swap rate as of the anticipated repayment date plus 300 basis points
8.01		8YAA45-1	Volusia Square
8.02		8YAA45-2	Shoppes at Port Arthur
8.03		8YAA45-3	CVS - Jacksonville
8.04		8YAA45-4	CVS - Lawrence
8.05		8YAA45-5	CVS (Ground) - Dover
8.06		8YAA45-6	On the Border - Mesa
8.07		8YAA45-7	On the Border - Peoria
8.08		8YAA45-8	Chili’s
8.09		8YAA45-9	On the Border - Kansas City
8.10		8YAA45-10	Ulta
8.11		8YAA45-11	Tractor Supply - Nixa
8.12		8YAA45-12	Tractor Supply - Hamilton
8.13		8YAA45-13	Macaroni Grill
8.14		8YAA45-14	O’Reilly Auto Parts - San Antonio
8.15		8YAA45-15	O’Reilly Auto Parts - Christiansburg
8.16		8YAA45-16	O’Reilly Auto Parts - Houston
8.17		8YAA45-17	O’Reilly Auto Parts - Highlands
9		8YD966	Ashland Town Center	NAP
10		6P1E45	AppleTree Business Park	NAP	7/6/2021	greater of (i) the initial interest rate plus 200 basis points and (ii) the swap rate as of the initial scheduled maturity date plus 410 basis points
11		8Y5QD9	Lake Buena Vista Factory Stores Phase I	Group A
12		8Y79N2	Lake Buena Vista Factory Stores Phase II	Group A
13		6PIEQ6	Champlain Centre	NAP
16		6P1ER4	Courtyard and Residence Inn - Franklin	NAP
16.01		6P1ER4-1	Courtyard by Marriott
16.02		6P1ER4-2	Residence Inn
17		6P5C04	Rivercrest Realty Portfolio 2	NAP
17.01		6P5C04-1	Northpointe Commons
17.02		6P5C04-2	Highlands Square
17.03		6P5C04-3	Ridgeview Plaza
17.04		6P5C04-4	East River Plaza
22		8YBHE4	Oaks Apartments	NAP
23		8YCAS8	White Marlin Mall	NAP
25		8YDGE1	Arbor Park Shopping Center	NAP
27		8YDDV6	Hilton Suites Lexington Green	NAP
29		8YAZ97	Houston Design Center	NAP
33		6P1M95	Holiday Inn Express Anchorage	NAP
35		8YA9R6	Courtyard and Residence Inn - Southaven	NAP
35.01		6P1ER4-2	Residence Inn
35.02		6P1ER4-1	Courtyard by Marriott
37		8YCBV0	Southpark Office Building	NAP
38		8YDDB0	Albuquerque Hilton Garden Inn	NAP
40		6P14E4	Branhaven Plaza	NAP
41		8Y97X8	Plaza at Cottonwood	NAP
42		8YAWB5	ARCT Wal-Mart & Sam’s Portfolio	NAP
42.01		8YAWB5-1	Wal-Mart Supercenter
42.02		8YAWB5-2	Sam’s Club
44		8YDEF0	Embassy Suites - Tempe	NAP
46		8Y7XG0	Alhambra Renaissance Center	NAP
54		6P14X2	Hampton Inn - Colorado Springs South	NAP

1
Parkdale Mall & Crossing Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property.  One appraisal with an Appraisal Date of January 12, 2011 was performed.  Two separate environmental phase I reports were done and are both dated February 10, 2011.  Two separate engineering reports were done and are both dated February 1, 2011.

GSMS 2011-GC5 Goldman Sachs Mortgage Loan Schedule						Companion Loan		Companion Loan
						Remaining	Companion Loan	Remaining	Companion Loan
Control		Loan		Companion Loan	Companion Loan	Term To	Maturity	Amortization Term	Servicing
Number	Footnotes	Number	Property Name	Cut-off Balance	Interest Rate	Maturity (Mos.)	Date	(Mos.)	Fees
1		8YBBV2	Park Place Mall
3		6P0VX4	Copper Beech Portfolio	9,958,546	5.45000%	56	6/6/2016	356	0.01000%
3.01		6P0VX4-1	CBTC 28 Harrisonburg
3.02		6P0VX4-2	CBTC 26 Morgantown
3.03		6P0VX4-3	CBTC 29 San Marcos
3.04		6P0VX4-4	CBTC 3 IUP
4		6P5CK2	Hyatt Regency Boston
5	1	8Y68I6	Parkdale Mall & Crossing
7		6P2204	Museum Square
8		8YAA45	Cole Portfolio
8.01		8YAA45-1	Volusia Square
8.02		8YAA45-2	Shoppes at Port Arthur
8.03		8YAA45-3	CVS - Jacksonville
8.04		8YAA45-4	CVS - Lawrence
8.05		8YAA45-5	CVS (Ground) - Dover
8.06		8YAA45-6	On the Border - Mesa
8.07		8YAA45-7	On the Border - Peoria
8.08		8YAA45-8	Chili’s
8.09		8YAA45-9	On the Border - Kansas City
8.10		8YAA45-10	Ulta
8.11		8YAA45-11	Tractor Supply - Nixa
8.12		8YAA45-12	Tractor Supply - Hamilton
8.13		8YAA45-13	Macaroni Grill
8.14		8YAA45-14	O’Reilly Auto Parts - San Antonio
8.15		8YAA45-15	O’Reilly Auto Parts - Christiansburg
8.16		8YAA45-16	O’Reilly Auto Parts - Houston
8.17		8YAA45-17	O’Reilly Auto Parts - Highlands
9		8YD966	Ashland Town Center
10		6P1E45	AppleTree Business Park
11		8Y5QD9	Lake Buena Vista Factory Stores Phase I
12		8Y79N2	Lake Buena Vista Factory Stores Phase II
13		6PIEQ6	Champlain Centre
16		6P1ER4	Courtyard and Residence Inn - Franklin
16.01		6P1ER4-1	Courtyard by Marriott
16.02		6P1ER4-2	Residence Inn
17		6P5C04	Rivercrest Realty Portfolio 2
17.01		6P5C04-1	Northpointe Commons
17.02		6P5C04-2	Highlands Square
17.03		6P5C04-3	Ridgeview Plaza
17.04		6P5C04-4	East River Plaza
22		8YBHE4	Oaks Apartments
23		8YCAS8	White Marlin Mall
25		8YDGE1	Arbor Park Shopping Center
27		8YDDV6	Hilton Suites Lexington Green
29		8YAZ97	Houston Design Center
33		6P1M95	Holiday Inn Express Anchorage
35		8YA9R6	Courtyard and Residence Inn - Southaven
35.01		6P1ER4-2	Residence Inn
35.02		6P1ER4-1	Courtyard by Marriott
37		8YCBV0	Southpark Office Building
38		8YDDB0	Albuquerque Hilton Garden Inn
40		6P14E4	Branhaven Plaza
41		8Y97X8	Plaza at Cottonwood
42		8YAWB5	ARCT Wal-Mart & Sam’s Portfolio
42.01		8YAWB5-1	Wal-Mart Supercenter
42.02		8YAWB5-2	Sam’s Club
44		8YDEF0	Embassy Suites - Tempe
46		8Y7XG0	Alhambra Renaissance Center
54		6P14X2	Hampton Inn - Colorado Springs South

1
Parkdale Mall & Crossing Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property.  One appraisal with an Appraisal Date of January 12, 2011 was performed.  Two separate environmental phase I reports were done and are both dated February 10, 2011.  Two separate engineering reports were done and are both dated February 1, 2011.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

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EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(2)
Legal Compliance – Origination.  The origination practices of the Seller (or the related originator if the Seller was not the originator) have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(3)
Good Title; Conveyance.  Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, other than the rights of the holder of a related Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.  Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest, other than the rights of a holder of a Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.

(4)
Future Advances.  The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5)
Legal, Valid and Binding Obligation.  Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from the Mortgage) and other agreement that evidences or secures such Mortgage Loan (or the related Whole Loan, as applicable) and was executed in connection with such Mortgage Loan  by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except

(i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor’s right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above, the Title Exceptions and the exceptions to paragraph (8) set forth on Exhibit C.  The related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)
No Offset or Defense.  Subject to the limitations set forth in paragraph (5), as of the date of its origination there was, and as of the Closing Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, excess interest in the case of the ARD Loans, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7)
Assignment of Mortgage and Assignment of Assignment of Leases.  Subject to the limitations and exceptions set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes the legal, valid and binding assignment from the Seller.  Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor.

(8)
Mortgage Lien.  The Mortgagor has good indefeasible fee simple title (or with respect to Mortgage Loans described in paragraph (48), leasehold title) to the related Mortgaged Property and each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations and exceptions set forth in paragraph (5) and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”):  (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements

B-2

and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (11) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g) if such Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement, none of which exceptions described in clauses (a) – (g) above, individually or in the aggregate, materially and adversely interferes with (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property.  The Mortgaged Property is free and clear of any mechanics’ or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy.  To the Seller’s actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9)
Taxes and Assessments.  All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Closing Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(10)
Condition of Mortgaged Property; No Condemnation.  To the Seller’s actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, (a) each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(11)
Title Insurance.  The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (or related Whole Loan, as applicable, or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the “Title Policy”), insuring the originator of the Mortgage Loan or Whole Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the

B-3

named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and to the Seller’s actual knowledge there is no matter, which would impair or diminish the coverage of such policy.  The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required.  The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(12)
Insurance.  As of the origination date of each Mortgage Loan (or related Whole Loan, as applicable), and to the Seller’s actual knowledge, as of the Closing Date, all insurance coverage required under the related Mortgage Loan documents was in full force and effect.  Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan (or in the case of a Whole Loan, the outstanding principal balance of the Whole Loan), and in any event, the amount necessary to prevent operation of any co-insurance provisions (except with respect to a Mortgage Loan secured by mobile home parks or manufactured housing communities, in which case such coverage is required only with respect to buildings owned by the related Mortgagor that are permanently located on the related Mortgaged Property), (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, (c) commercial general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  To the Seller’s actual knowledge, as of the Cut-off Date, all premiums due and payable through the Closing Date have been paid and no notice of termination or

B-4

cancellation with respect to any such insurance policy has been received by the Seller.  Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans.  The hazard insurance policies each contain a standard mortgagee clause naming the Seller and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law.  The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so.  The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(13)
No Material Default.  Other than payments due but not yet 30 days or more delinquent, there is no monetary event of default existing under the related Mortgage or the related Mortgage Note and, to the Seller’s actual knowledge, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered in this Exhibit B (including any schedule or exhibit hereto).  The Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage File being delivered pursuant to the Pooling and Servicing Agreement and there have been no such waivers since August 2, 2011, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File, no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(14)
Payment Record.  As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan (or related Whole Loan, as applicable) has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

B-5

(15)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(16)
Qualified Mortgage.  Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision), and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the principal balance of the Mortgage Loan as of the Testing Date or (b) 80% of the unpaid principal balance of the Mortgage Loan as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(17)
Environmental Conditions and Compliance.  One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller or the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan (or related Whole Loan, as applicable), and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse

B-6

environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (“REC”), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-05, as recommended by the American Society for Testing and Materials (“ASTM”), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either one or a combination of (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy as set forth on Schedule I, (iv) an operations and maintenance plan was the only action recommended and such plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation.  Each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”) is identified on Schedule I, and each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date (or, in the case of the ARD Loans, the final maturity date) of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property identified on Schedule I as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(18)
Customary Mortgage Provisions.  Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(19)	Bankruptcy. No Mortgagor is a debtor in, and no Mortgaged Property (other than any tenants of such Mortgaged Property) is the subject of, any state or federal bankruptcy or insolvency proceeding.

(20)	Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage

B-7

Loan is a whole loan.  None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property (other than with respect to the deferment of payment with respect to the ARD Loans).

(21)
Transfers and Subordinate Debt.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which may provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property such as transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers of leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraph (24) below or the exceptions thereto set forth on Exhibit C, or, (vii) as set forth on Exhibit B-21-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan or that was permitted after origination of the related Mortgage Loan or may be permitted in the future under the related Mortgage Loan documents, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) trade debt and equipment or other personal property financing in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit B-21-2.  Except as related to (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above or (b)(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee’s consent.  The Mortgage or other Mortgage Loan document provides that the Mortgagor is required to pay all reasonable out-of-pocket expenses of the lender incurred with respect to any transfer or encumbrance, including Rating Agency Fees that are incurred in connection with the review and consent to any transfer or encumbrance.

(22)
Waivers and Modification.  Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially

B-8

interferes with the security intended to be provided by such Mortgage, and no such alterations, impairments, modifications, or waivers have been completed or consented to since August 2, 2011.

(23)	Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(24)
Releases of Mortgaged Property.  (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in a defeasance (or a partial defeasance, in the case of a release of a portion of the Mortgaged Property) meeting the requirements of paragraph (42) below, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of (or partial defeasance in the amount of) a release price in an amount equal to not less than 125% of the allocated loan amount for such Mortgaged Property or the portion thereof to be released, or (v) as set forth on Exhibit B-24, in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that in the case of clauses (i), (iii) and (iv), for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the principal balance of the Mortgage Loan (or Whole Loan, if applicable) outstanding after the release or (y) the fair market value of the Mortgaged Property immediately before the release.  The Mortgage Loan documents require the Mortgagor to pay all related reasonable out-of-pocket expenses of the lender incurred in connection with any such property release.

(25)
Compliance with Applicable Law.  To the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the location of the Mortgaged Property, as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net

B-9

operating income of the Mortgaged Property.  The terms of the Mortgage Loan documents evidencing such Mortgage Loan require the Mortgagor to comply in all material respects with all applicable local, state and federal laws and regulations.

(26)
Improvements.  To the Seller’s actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan (or related Whole Loan, as applicable), none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan (or related Whole Loan, as applicable) lies outside of the boundaries and building restriction lines of such property nor encroaches upon any easements (except Mortgaged Properties, in each case, which are legal non-conforming improvements or uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(27)
Single Purpose Entity.  With respect to each Mortgage Loan with a Cut-off Date Balance (A) in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person; and (B) in excess of $20,000,000, the representation and warranty in (A) above is true and the related Mortgagor (or if the Mortgagor is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor), has at least one independent director, and the related Mortgagor has delivered a non-consolidation opinion of counsel.  For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan (or related Whole Loan, as applicable), to the Seller’s actual knowledge, the Mortgagor was in compliance with such requirements.

(28)
Advance of Funds.  (A) After origination, the Seller has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under the related lease).

(29)
Litigation or Other Proceedings.  As of the date of origination and, to the Seller’s actual knowledge, as of the Closing Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor’s ability to pay its obligations under

B-10

the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(30)
Trustee Under Deed of Trust.  As of the date of origination, and, to the Seller’s actual knowledge, as of the Closing Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(31)
Usury.  Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the related Anticipated Repayment Date, the Mortgage Loan accrues interest (exclusive of any default interest, late charges, Yield Maintenance Charge or prepayment premiums) at a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(32)
Other Collateral.  Except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to the Seller’s actual knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan, except for loans permitted pursuant to paragraph (21)(b)(ii).

(33)
Flood Insurance.  If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain flood insurance with respect to such improvements and such policy is in full force and effect.

(34)
Escrow Deposits.  All escrow deposits and payments required to be deposited with the Seller or its agent in accordance with the Mortgage Loan documents have been (or by the Closing Date will be) so deposited, are in the possession of or under the control of the Seller or its agent, and there are no deficiencies in connection therewith, other than amounts released from such escrows in accordance with the terms of the related Mortgage Loan.

(35)
Licenses and Permits.  To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan (or related Whole Loan, as applicable), the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Cut-off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the Mortgagor to maintain all such material licenses, permits and authorizations.

B-11

(36)
Organization of Mortgagors.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(37)
Fee Simple Interest.  Except with respect to the Mortgage Loans listed on Exhibit B-37, the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(38)
Recourse.  Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Mortgage Loan documents.

(39)
Access; Tax Parcels.  Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(40)
Financial Statements.  Each Mortgage or loan agreement requires the Mortgagor to provide the mortgagee with (i) quarterly (other than for single-tenant properties) and annual operating statements, (ii) quarterly (other than for single-tenant properties) rent rolls listing each lease contributing more than 5% of the in-place base rent and (iii) annual financial statements, which annual financial statements (a) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Properties on a combined basis and (b) for each Mortgage Loan with an original principal balance greater than $75 million are required to be audited by an independent certified public accountant upon the request of the mortgagee.

(41)
Rent Rolls; Operating Histories.  Except with respect to Mortgage Loans secured by one or more hospitality properties, the Seller has obtained a rent roll certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  With respect to each Mortgaged Property, the Seller has obtained operating histories (the

B-12

“Certified Operating Histories”) certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  The Certified Operating Histories collectively report on operations for (a) a continuous period of at least three years or (b) in the event the Mortgaged Property was owned or operated in its current form by the Mortgagor or an affiliate for less than three years prior to origination, then for a continuous period from the date that such Mortgaged Property was first owned or operated in its current form by the Mortgagor or an affiliate through the end of the calendar month most recently ended prior to origination, it being understood however that for Mortgaged Properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(42)
Defeasance.  If the Mortgage Loan is a Defeasance Loan, the Mortgage Loan documents (A) permit defeasance or partial defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (B) require the delivery of (or otherwise contain provisions pursuant to which the mortgagee can require delivery of) (i) an opinion to the effect that such mortgagee has a first priority security interest in the defeasance collateral, (ii) an accountant’s certification as to the adequacy of the defeasance collateral to make all payments required under the related Mortgage Loan through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (iii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iv) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates and (C) contain provisions pursuant to which the mortgagee can require the Mortgagor to pay expenses associated with a defeasance (including reasonable rating agencies’ fees, accountant’s fees and attorneys’ fees, subject in certain cases to a cap on such fees and expenses).  Such Mortgage Loan (or related Whole Loan, as applicable) was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.

(43)
Authorization in Jurisdiction.  To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination and at all times it held the Mortgage Loan, the originator of such Mortgage Loan (or related Whole Loan, as applicable) was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(44)	Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

B-13

(45)
Subordinate Debt.  Except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).  As of the date of origination of the related Mortgage Loan and, to the Seller’s knowledge, as of the Closing Date, except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).

(46)
Condemnation.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or Whole Loan, if applicable) in an amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, if applicable) or (y) the fair market value of the Mortgaged Property immediately before the release.

(47)
Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Whole Loan, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Whole Loan, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(48)
Ground Lease Representations and Warranties.  With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

(a)
Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

B-14

(b)
Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

(c)
Subject to the limitations on and exceptions to enforceability set forth in paragraph (5), such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d)
Such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (i) there is no material default, and (ii) to the actual knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit B or in any of the exceptions to the representations and warranties in Exhibit C hereto.

(e)
The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

(f)
The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor’s fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(g)
The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

(h)
Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground

B-15

Lease) that extends not less than 20 years beyond the Stated Maturity Date or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

(i)
Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(j)
The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

(k)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

(l)	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Other.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale or servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  The “actual knowledge” of any such Seller shall be deemed to include the actual knowledge of any servicer servicing a Mortgage Loan on behalf of the Seller.  The “actual knowledge of any servicer” shall mean that an officer or employee of the servicer responsible for the servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

B-16

Schedule I

In Lieu of Policies
None.

Schedule 1-1

Exhibit B-21-1

List of Mortgage Loans with Current Mezzanine Debt

None.

B-21-1-1

Exhibit B-21-2

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

Loan #	Mortgage Loan
11	Lake Buena Vista Factory Stores Phase I
12	Lake Buena Vista Factory Stores Phase II

B-21-2-2

Exhibit B-24

Substitution

Loan #	Mortgage Loan
1	Park Place Mall

B-24-1

Exhibit B-37

Mortgage Loans Secured By A Leasehold Interest In
All Or A Material Portion Of The Related Mortgaged Property

Loan No.	Mortgage Loan/ Mortgaged Property
23	White Marlin Mall

B-37-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

C-1

Representation		Mortgage Loan Name and Number	Exception

(5)	Legal, Valid and Binding Obligation	White Marlin Mall (No. 23)
Due to the indemnity deed of trust structure, the Mortgage secures a guaranty by the Mortgaged Property owner of the Mortgagor’s payments under the Mortgage Note.  The Mortgagor under the Mortgage Note does not own the Mortgaged Property, the guarantor under the indemnity deed of trust owns a leasehold interest in the Mortgaged Property.

(8)	Mortgage Lien	Cole Portfolio (No. 8)
With respect to each of the Tractor Supply – Nixa Mortgaged Property and the Tractor Supply – Hamilton Mortgaged Property, the related sole tenant has a right of first refusal to purchase all or a portion of the related Mortgaged Property (which right of first refusal is subordinated to the Mortgage Loan).

(8)	Mortgage Lien	Southpark Office Building (No. 37)	The sole tenant has an option to purchase the related Mortgaged Property (which purchase option is subordinated to the Mortgage Loan and is a feature of the Shari’ah structure).

(12)	Insurance	Branhaven Plaza (No. 40)
The Mortgagor is required to maintain insurance coverage under the Mortgage Loan documents, but the Mortgagor is permitted to rely on the property coverage provided as of the Closing Date by the Kohl’s tenant to satisfy the portion of its insurance requirements relating to the leased premises occupied by such tenant for so long as, among other things, the Kohl’s tenant maintains an investment grade rating from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

(12)	Insurance	ARCT Wal-Mart & Sam’s Portfolio (No. 42)
The Mortgagor is required to maintain insurance coverage under the Mortgage Loan documents, but the Mortgagor is permitted to use insurance coverage provided by either sole tenant (Wal-Mart Supercenter or Sam’s Club) to satisfy all or a portion of its insurance requirements and each such sole tenant is entitled to provide their own property insurance, including self-insurance.  However, with respect to the Wal-Mart Supercenter Mortgaged Property, the Mortgagor may not use insurance coverage provided by either sole tenant to satisfy its insurance requirements after March 2016.

(13)	No Material Default	AppleTree Business Park (No. 10)
The Mortgage Loan documents permit the release of an outparcel on or after December 29, 2011.  The lender has waived this timing restriction, and the Mortgagor exercised its release option in August 2011.

(13)	No Material Default	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

(13)	No Material Default	Holiday Inn Express Anchorage (No. 33)
The Mortgage Loan documents require the Mortgagor to deliver to the lender within 30 days of origination (i.e., by July 17, 2011), either (i) a replacement franchise agreement with Holiday Hospitality Franchising, Inc. for an initial term of no less than ten (10) years and a tri-party agreement or comfort letter from the franchisor related to the replacement franchise agreement (collectively, the “New License Conditions”), or (ii) provided the Mortgagor is diligently pursuing the New License Conditions, a request for an extension of the deadline to satisfy the New License Conditions. The Mortgagor failed to timely satisfy the New License Conditions and requested an extension of the deadline under cover of letter dated September 8, 2011. The lender agreed to waive the timing requirement of the extension request and the Mortgagor satisfied the New License Conditions by obtaining a replacement franchise agreement in September 2011.

(17)	Environmental Conditions and Compliance	Ashland Town Center (No. 9)
The Phase I assessment for the related Mortgaged Property recommended (i) the repair of a hydraulic oil leak from a solid waste compactor located on the north side of the main building and (ii) a Phase II subsurface investigation be performed in connection with the historical use of the Mortgaged Property as part of a rail yard with at least four above ground oil tanks, two main rail lines and seven large rail buildings.  The Phase II subsurface investigation identified (i) petroleum impacts to soil and

Representation		Mortgage Loan Name and Number	Exception

groundwater on the eastern part of the Mortgaged Property, to the east of the JC Penney location and (ii) concentrations of total petroleum hydrocarbons in soil and groundwater that were above the Kentucky Department of Environmental Protection Cleanup Standards for AST’s, Surface Releases and Exempt USTs.  The Phase II subsurface investigation recommended pursuing managed site closure through the Kentucky Department of Environmental Protection, which would include further investigation into the nature and extent of the identified petroleum contamination.  The Phase II subsurface investigation estimated costs associated with the managed site closure to be approximately $30,000 to $40,000 and the Mortgagor has escrowed $40,000 in an environmental reserve to cover the costs of the additional investigation and site closure.

(17)	Environmental Conditions and Compliance	AppleTree Business Park (No. 10)
The Phase I assessment for the related Mortgaged Property recommended the development of an asbestos Operations and Maintenance Program to address any potential asbestos and lead-based paint present at the Mortgaged Property and recommended New York State Electric & Gas conduct the appropriate response actions to remove the impacted concrete pad and any underlying impacted soils due to the identified release of dielectric fluid reported to New York State Electric & Gas.  The Mortgaged Property has an environmental insurance policy as set forth on Schedule I.

(17)	Environmental Conditions and Compliance	Branhaven Plaza (No. 40)
The Phase I assessment for the related Mortgaged Property recommended (a) research be conducted to determine the status of remediation and monitoring activities at an adjacent property that was identified as causing historical groundwater contamination (in the form of elevated concentrations of chlorinated volatile organic compounds largely consisting of trichloroethylene) at the mortgaged property, (b) a comprehensive vapor encroachment investigation, estimated to cost approximately $24,200 plus, if a vapor encroachment condition exists, additional mitigation costs of approximately $80,000 to $120,000 and (c) investigation of the condition of groundwater monitoring wells at the mortgaged property and the performance of any necessary repairs, estimated to cost approximately $7,000 to $9,000.  A recent air impact study was conducted at the Mortgaged Property.  Although the technical consultants that prepared this indoor air impact study concluded that there is no significant risk and therefore mitigation is not warranted based on the concentrations identified compared to certain federal risk guidelines, the lender believes that mitigation may be warranted based on certain state guidelines.  The lender therefore has requested clarification and possibly revision of the indoor air conclusions and are in the process of pursuing this with the borrower.  Should indoor air mitigation be warranted, the estimated cost of mitigation measures is approximately $80,000 to $120,000.  The borrower has indemnified the lender for environmental damages related to any breach of environmental representations or covenants, and the indemnification is guaranteed by a sponsor.

(21)	Transfers and Subordinate Debt	Parkdale Mall & Crossing (No. 5)
Permitted Preferred Equity is permitted to be issued.  “Permitted Preferred Equity” means the issuance of a preferred equity interest in Borrower, subject to and conditioned upon the following: (a) receipt of a Rating Agency Confirmation with respect to such preferred equity interest, (b) the holder of such preferred equity interest shall be an equityholder permitted by the loan agreement, (c) any and all preferred equity contributions shall be subject and subordinate to all amounts payable to the lender with respect to the loan, all reserves required by the loan documents and all amounts required for the borrower to operate the property, (d) any such preferred equity interest shall not be transferable or subject to a pledge or other encumbrance, (e) the holder of any such preferred equity interest shall not have actual or effective control over the normal operation of the borrower or the property and (f) any and all remedies of the holder of such preferred equity with respect to such preferred equity interest shall be subordinate to the liens of the loan documents in all respects and shall not be exercisable until the loan is repaid in full.

(21)	Transfers and Subordinate Debt	Cole Portfolio (No. 8)	The Mortgage Loan documents do not provide that the Mortgagor is required to pay all reasonable out of pocket expenses of the lender incurred with respect to any transfer or encumbrance.

Representation		Mortgage Loan Name and Number	Exception

(21)	Transfers and Subordinate Debt	Rivercrest Realty Portfolio 2 (No. 17)
Transfers are permitted so long as there is no change in Control in the Mortgagor.  “Control” will be deemed to be held by the related sponsor so long as each sponsor or any permitted family members of the sponsor collectively owns, directly or indirectly, at least 20% of the indirect equity interests in the Mortgagor and one or both of the persons comprising the sponsor (i.e. Stanley Werb or Jonathan Gaines) shall have the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise.

(21)	Transfers and Subordinate Debt	Southpark Office Building (No. 37)	Transfers of interest in the master tenant are permitted so long as the key principal retain control of, and at least a 5% direct or indirect interest in the master tenant.

(21)	Transfers and Subordinate Debt	Albuquerque Hilton Garden Inn (No. 38)
The Mortgage Loan documents permit the issuance of preferred equity in the related Mortgagor, subject to the satisfaction of certain conditions, including, among other things, (a) the combined loan-to-value ratio of the Stated Principal Balance of the related Mortgage Loan and the preferred equity is equal to or less than 70%, (b) the combined debt service coverage ratio of the Stated Principal Balance of the related Mortgage Loan and the preferred equity is equal to or greater than 1.60x and (c) the written approval of the Rating Agencies and the lender.

(21)	Transfers and Subordinate Debt	Branhaven Plaza (No. 40)
Transfers of interests in the sponsor (Kimco Income Operating Partnership, L.P.) and the Mortgagor are permitted subject to certain conditions, including (i) transfer of interests in the sponsor is permitted for so long as Kimco Realty Corporation owns at least 15% of the interest in the sponsor and (ii) direct or indirect transfer of interests in the Mortgagor is permitted for so long as Kimco Realty Corporation owns at least 10% of the direct or indirect interests in the Mortgagor.

(22)	Waivers and Modification	AppleTree Business Park (No. 10)
The Mortgage Loan documents permit the release of an outparcel on or after December 29, 2011.  The lender has waived this timing restriction, and the Mortgagor exercised its release option in August 2011.

(22)	Waivers and Modification	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

(22)	Waivers and Modification	Holiday Inn Express Anchorage (No. 33)
The Mortgage Loan documents require the Mortgagor to deliver to the lender within 30 days of origination (i.e., by July 17, 2011), either (i) a replacement franchise agreement with Holiday Hospitality Franchising, Inc. for an initial term of no less than ten (10) years and a tri-party agreement or comfort letter from the franchisor related to the replacement franchise agreement (collectively, the “New License Conditions”), or (ii) provided the Mortgagor is diligently pursuing the New License Conditions, a request for an extension of the deadline to satisfy the New License Conditions. The Mortgagor failed to timely satisfy the New License Conditions and requested an extension of the deadline under cover of letter dated September 8, 2011. The lender agreed to waive the timing requirement of the extension request and the Mortgagor satisfied the New License Conditions by obtaining a replacement franchise agreement in September 2011.

(24)	Releases of Mortgaged Property	Cole Portfolio (No. 8)
The Mortgage Loan documents require the Mortgagor to pay servicer fees up to (i) $30,000 for full defeasance, (ii) $10,000 for each partial defeasance or (iii) in the case of full defeasance after one or more previous partial defeasances, the greater of (x) $30,000 in the aggregate for all full and partial defeasances, or (y) the sum of $10,000 multiplied by the total number of partial and full defeasances.

(25)	Compliance with Applicable Law	Houston Design Center (No. 29)
The Mortgaged Property is located in Houston, which does not have zoning regulations in place.  In order to undertake work on a property, the owner and tenant are required to obtain a permit.  When the work is complete, the owner or tenant is required to release the permit prior to its expiration.  An

Representation		Mortgage Loan Name and Number	Exception

expired permit constitutes a building code violation.  There are 29 inactive permits and 15 active permits, each of which need to be closed.  The Mortgagor is required under the loan documents to provide written evidence to the lender within 6 months of the origination date (subject to certain additional cure periods) that each of the permits has been released and that the Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements, including building and zoning ordinances and codes.

(25)	Compliance with Applicable Law	Branhaven Plaza (No. 40)
There are possible violation of indoor air quality standards at the Mortgaged Property as determined from the results of Phase II scope of work required to be completed by the Mortgagor.  The Mortgagor is required to timely remediate any air quality levels which exceed thresholds required by the applicable governmental authority and provide any results to the lender.

(34)	Escrow Deposits	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

(36)	Organization of Mortgagors	ARC Portfolio III (No. 30), ATD (No. 32), ARCT Wal-Mart & Sam’s Portfolio (No. 42) and Foot Locker – Brooklyn, NY (No. 72)	The Mortgagors under these Mortgage Loans are affiliated.

(36)	Organization of Mortgagors	Courtyard and Residence Inn – Franklin (No. 16), Courtyard and Residence Inn – Southaven (No. 35) and Hampton Inn – Colorado Springs South (No. 54)	The Mortgagors under these Mortgage Loans are affiliated.

(37)	Fee Simple Interest	Copper Beech Portfolio (No. 3)	A portion of the Copper Beech Portfolio – CBTC 3 IUP Mortgaged Property is subject to a condominium regime. A condominium endorsement has been obtained.

(37)	Fee Simple Interest	White Marlin Mall (No. 23)	The sole member of the Mortgagor owns a leasehold interest in the Mortgaged Property.

(38)	Recourse	AppleTree Business Park (No. 10)
The related Mortgagor and guarantor are liable with respect to a breach of environmental covenants in the related Mortgage Loan documents only to the extent not otherwise covered by an environmental insurance policy.

(38)	Recourse	Southpark Office Building (No. 37)	The Mortgage Loan is non-recourse to the related Mortgagor and does not contain any non-recourse carve-outs.

(38)	Recourse	Branhaven Plaza (No. 40)
The Mortgage Loan is non-recourse to the related Mortgagor and does not contain any non-recourse carve-outs except with respect to certain environmental matters, for which there is an environmental indemnity.

(39)	Access; Tax Parcels	Ashland Town Center (No. 9)
The Mortgaged Property does not constitute one or more separate tax parcels for the 2011 tax year.  There is an escrow in place for the entire tax parcel.  A separate tax parcel has been established for the Mortgaged Property for 2012 and beyond.

(39)	Access; Tax Parcels	AppleTree Business Park (No. 10)
The Mortgaged Property does not constitute one or more separate tax parcels.  There is an escrow in place for the entire tax parcel.  The Mortgagor is required to establish a separate tax parcel for the Mortgaged Property prior to the end of 2011.

(39)	Access; Tax Parcels	Albuquerque Hilton Garden Inn (No. 38)
The Mortgaged Property is part of a larger tax parcel that is owned by an affiliate of the related Mortgagor.  Application has been made to the tax assessor’s office for assignment of a separate tax parcel.  Until the Mortgaged Property constitutes a separate tax parcel, the Mortgagor will be required to fund a reserve to cover taxes for the entire tax parcel.

Representation		Mortgage Loan Name and Number	Exception

(39)	Access; Tax Parcels	ARCT Wal-Mart & Sam’s Portfolio (No. 42)
The Sam’s Club Mortgaged Property does not constitute one or more separate tax parcels.  An upfront escrow of an amount equal to one year of taxes was collected at origination and is required to be used to pay taxes if evidence of payment is not timely provided by the Mortgagor.  In the event the Mortgaged Property has not been separated into its own tax lot prior to October 2011, or there is a shortfall in the tax escrow, then the Mortgagor will be required to commence making monthly escrow deposits for the Mortgaged Property together with any other property located within such shared tax parcel.

(40)	Financial Statements	Park Place Mall (No. 1)	The annual financial statements of the Mortgagor are not required to be audited. In lieu of an operating statement, the Mortgagor is required to deliver an income statement quarterly and annually.

(40)	Financial Statements	Copper Beech Portfolio (No. 3)	The annual financial statements of the Mortgagor are not required to be audited.

(40)	Financial Statements	Parkdale Mall & Crossing (No. 5)	The annual financial statements of the Mortgagor are not required to be audited.

(40)	Financial Statements	Cole Portfolio (No. 8)	The Mortgagor is not required to provide annual operating statements.

(41)	Rent Rolls; Operating Histories	Cole Portfolio (No. 8)	The Mortgagor was not required to deliver Certified Operating Histories.

(42)	Defeasance	Cole Portfolio (No. 8)
The Mortgage Loan documents require the Mortgagor to pay lender fees up to (i) $30,000 for full defeasance, (ii) $10,000 for each partial defeasance or (iii) in the case of full defeasance after one or more previous partial defeasances, the greater of (x) $30,000 in the aggregate for all full and partial defeasances, or (y) the sum of $10,000 multiplied by the total number of partial and full defeasances.

(42)	Defeasance	Champlain Centre (No. 13)	The Mortgage Loan documents require the Mortgagor to pay reasonable out of pocket costs and expenses up to $40,000.

(42)	Defeasance	Albuquerque Hilton Garden Inn (No. 38)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(42)	Defeasance	Branhaven Plaza (No. 40)	The Mortgagors reimbursement obligation associated with a defeasance is limited to any reasonable and customary costs and expenses actually incurred.

(42)	Defeasance	Plaza at Cottonwood (No. 41)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(42)	Defeasance	ARCT Wal-Mart & Sam’s Portfolio (No. 42)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(48)	Ground Lease Representations and	White Marlin Mall (No. 23)	(f) The ground lease has not been subordinated to the Mortgage.
	Warranties		(l) The ground lease provides that the lender is required to make any accrued payments under the ground lease owing to the ground lessor prior to the ground lessor being obligated to enter new lease.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Goldman Sachs Mortgage Company (“Seller”) hereby certifies as follows:

1.
All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of October 1, 2011 (the “Agreement”), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.
The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.
Neither the Prospectus, dated September 16, 2011, as supplemented by the Prospectus Supplement, dated September 22, 2011 (collectively, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, nor the Offering Circular, dated September 22, 2011 (the “Offering Circular”), relating to the offering of the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates, in the case of the Prospectus and the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans and/or the Seller or omitted or omits to state therein a material fact required to be stated therein or necessary in order to make the statements therein relating to the Mortgage Loans and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-1

Certified this 1st day of October, 2011.

GOLDMAN SACHS MORTGAGE COMPANY

By:
Name:
Title:
D-2